UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2017

UNIQUE FABRICATING, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326
(248)-853-2333

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
On August 18, 2017, Unique Fabricating NA,Inc.(the “US Borrower”) and Unique-Intasco Canada, Inc.(the “CA Borrower”) entered into the Second Amendment (the “Amendment”) to the Credit Agreement, dated April 29, 2016 (the Credit Agreement”), with the lenders from time to time party thereto ( the “Lenders”) and Citizens Bank, National Association, a national banking association, as Administrative Agent for the lenders (the “Agent”). The Amendment converts $4.0 million of currently outstanding borrowings under the $30.0 million revolving line of credit under the Credit Agreement into an additional $4.0 million term loan to the US Borrower (the “US Term Loan II”). The Term Loan II is payable in quarterly principal installments of $200,000 each, commencing on September 30, 2017, with the remaining principal amount due at the maturity date. The maturity date, interest rate and other terms of the US Term Loan II are substantially identical to the terms of the existing term loan to the US Borrower. The conversion of a portion of the outstanding borrowings under the revolving line of credit will not reduce the aggregate amount available to be borrowed under it, which remains at $30.0 million. The amendment also increased the amount of eligible inventory and eligible Mexican accounts receivable used in determining the amounts available to be borrowed under the revolving line of credit. Other amendments include changes to the Consolidated EBITDA calculation used in debt covenant compliance calculations and an increase in the amount of additional indebtedness permitted to be incurred.
This summary of the Amendment to the New Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment to the New Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Second Amendment to Credit Agreement and Loan Documents, dated as of August 18, 2017, by and between the financial institutions signatory thereto (the “Lenders”), Citizens Bank, National Association (formerly known as RBS Citizens, N.A.) as Administrative Agent for the Lenders, and Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Dated: August 22, 2017	By:	/s/ Thomas Tekiele
Name: Thomas Tekiele
Title: Chief Financial Officer (Principal Financial and Accounting Officer)